EXHIBIT 5.1

                                 August 27, 1997

Smart Choice Automotive Group, Inc.
5200 South Washington Avenue
Titusville, Florida 32780

Gentlemen:

         You have requested our opinion in connection with Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 (the "Registration Statement") of Smart Choice Automotive Group, Inc. (the "Company") relating to the following shares of Class A Common Stock (the "Shares"):

                  (a) 1,200,000 shares of Class A Common Stock issuable upon exercise of 1,200,000 Redeemable Class A Common Stock Purchase Warrants (the "Public Warrants");

                  (b) 84,000 shares of Class A Common Stock issuable upon exercise of an Underwriters' Unit Purchase Option;

                  (c) 84,000 shares of Class A Common Stock issuable upon exercise of 84,000 Underwriters' Common Stock Purchase Warrants (the "Underwriters' Warrants");

                  (d) 102,500 shares of Class A Common Stock issuable upon exercise of non-public Class A Common Stock Purchase Warrants held by certain investors and executive management of the Company (the "Bridge Warrants");

                  (e) 100,000 shares of Class A Common Stock issuable upon exercise of an option held by Greyhouse Services Corporation (the "Consultant Option");

                  (f) 254,500 shares of Class A Common Stock held by certain existing shareholders identified in the Registration Statement.

         We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

         Based on the foregoing, we are of the opinion that the 254,500 Shares referenced above were legally issued, fully paid and non-assessable. Further, the Shares underlying the Public Warrants, the Underwriters' Unit Purchase Option, the Underwriters' Warrants, the Bridge Warrants and the Consultant Option, when paid for and issued as contemplated by their respective option and warrant agreements, will be legally issued, fully paid and non-assessable. Therefore, the purchasers acquiring Shares upon subsequent resale as contemplated in the Registration Statement will receive Shares that, as applicable, have been or will be legally issued, fully paid and non-assessable by the Company.


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         We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.

                      /s/ Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
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                          GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.